Exhibit 99.1

PRESS RELEASE

Open Text Reports First Quarter Fiscal 2008 Financial Results

Waterloo, ON – November 1, 2007 – Open Text™ Corporation (NASDAQ:OTEX) (TSX:OTC), a leading provider of Enterprise Content Management (ECM) software, today announced unaudited financial results for its first quarter that ended September 30, 2007. (1)

Total revenue for the first quarter was $164.0 million, compared to $101.2 million for the same period in the prior fiscal year. License revenue in the first quarter was $44.3 million, compared to $28.8 million in the first quarter of the prior fiscal year.

Adjusted net income in the quarter was $22.1 million or $0.43 per share on a diluted basis, compared to $12.2 million or $0.24 per share on a diluted basis for the same period in the prior fiscal year. Net income in accordance with U.S. generally accepted accounting principles (“US GAAP”) was $7.8 million or $0.15 per share on a diluted basis, compared to $7.3 million or $0.15 per share on a diluted basis for the same period in the prior fiscal year. (2)

Operating cash flow in the first quarter of fiscal 2008 was $32.2 million, compared to $9.6 million in the first quarter of fiscal 2007.

“The Company plans to make an additional debt prepayment of $30.0 million. This will reduce our debt from $390 million at the time of the Hummingbird acquisition to approximately $296.3 million. We are pleased with our accelerated repayment of the debt ahead of schedule and plans for future lump sum debt repayments will continue to be reviewed on a periodic basis,” said Paul McFeeters, Chief Financial Officer of Open Text.

The cash, cash equivalents and short-term investments balance as of September 30, 2007 was $150.3 million. Accounts receivable as of September 30, 2007, totaled $117.0 million, compared to $76.7 million as of September 30, 2006, and Days Sales Outstanding (DSO) was 64 days in the first quarter of fiscal 2008, compared to 68 days in the first quarter of fiscal 2007.

“I am pleased with our performance in the quarter,” said John Shackleton, President and Chief Executive Officer of Open Text. “We experienced strong sales in the pharmaceutical and energy sectors, meeting our profitability targets and generating strong operating cash flow. We are well on our way to meeting our objectives for fiscal 2008.”

Please see note (2) below for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

Teleconference Call

Open Text will host a conference call on November 1st, 2007 at 5:00 p.m. ET to discuss the final financial results for its first quarter.

Date:	Thursday, November 1, 2007
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning November 1, 2007 at 7:00 p.m. ET through 11:59 p.m. on November 15, 2007 and can be accessed by dialing 416-640-1917and using pass code 21249297 followed by the number sign.

For more information or to listen to the call via Web cast, please use the following link:

http://www.opentext.com/events/event.html?id=6638677

About Open Text

Open Text™ is the world’s largest independent provider of Enterprise Content Management software. The company’s solutions manage information for all types of business, compliance and industry requirements in the world’s largest companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers in 114 countries and 12 languages. For more information about Open Text, visit www.opentext.com.

# # #

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 – This press release contains forward-looking statements, including statements about the financial conditions, results of operations and earnings and revenue outlook for Open Text Corporation (“Open Text” or “the Company”). Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The results included in this press release are unaudited and therefore are deemed to be forward-looking statements. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: (i) the future performance, financial and otherwise, of Open Text; (ii) the ability of Open Text to bring new products to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products to be realized by customers; and (viii) the demand for the Company’s product and the extent of deployment of the Company’s products in the ECM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (viii) the continuous commitment of the Company’s customers; (ix) demand for the Company’s products; and (x) other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended June 30, 2007. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligation to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Notes

(1) Based on comparison of historic revenue figures publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2) In addition to these GAAP and adjusted results, the Company has provided financial information that adds-back maintenance revenue eliminated due to the impact of purchase accounting entries on deferred revenue and the impact of interest expense. Management believes that the furnishing of these adjustments provide a consistent basis for comparison between quarters and help to more accurately reflect Open Text’s underlying operating results.

Three months ended September 30, 2007
GAAP Revenue	$164.0
Maintenance revenue adjustment for purchase accounting	1.3

Non-GAAP revenue	$165.3

Adjusted Income	$22.1
Maintenance revenue adjustment for purchase accounting	1.3
Net Interest Expense	7.9
Income tax effect	(2.8)

Non-GAAP net income	$28.5

Adjusted EPS Diluted	0.43
Non GAAP Adjustments (net of tax) - Maintenance - Interest	0.02 0.11

Non-GAAP EPS	$0.56

(3)	Use of US Non-GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its unaudited condensed consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (expense), share-based compensation, and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangibles, restructuring costs, other income (expense), share-based compensation and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of Open Text’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release. The following charts provide reconciliation of (unaudited) US GAAP based financial measures to non-US GAAP based financial measures referred to in this press release:

Reconciliation of (unaudited) US GAAP based Net Income to Adjusted Net Income (in millions of US dollars) for the quarters ended September 30, 2007 and 2006:

	Three months ended September 30, 2007	Three months ended September 30, 2006
GAAP based “Net Income”	$7.8	$7.3
Special Charges/(recovery)	0.0	(0.5)
Amortization of intangibles	17.6	7.2
Other (Income)/Expense	1.8	(0.4)
Share-based compensation	1.1	1.3
Tax Impact on Above	(6.2)	(2.7)
Non-GAAP based “Adjusted Net Income”	$22.1	$12.2

Reconciliation of (unaudited) US GAAP based EPS to non-US GAAP based EPS (calculated on a diluted basis) for the quarters ended September 30, 2007 and 2006:

	Three months ended September 30, 2007	Three months ended September 30, 2006
GAAP based “Net Income”	$0.15	$0.15
Special Charges/(recovery)	0.00	(0.01)
Amortization of intangibles	0.34	0.14
Other (Income)/Expense	0.04	(0.01)
Share-based compensation	0.02	0.03
Tax Impact on Above	(0.12)	(0.06)
Non-GAAP based “Adjusted Net Income”	$0.43	$0.24

For more information, please contact:

Paul McFeeters

Chief Financial Officer

Open Text Corporation

+1-905-762-6121

pmcfeeters@opentext.com

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. Dollars, except share data)

	September 30, 2007	June 30, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$150,306	$149,979
Accounts receivable trade, net of allowance for doubtful accounts of $2,152 as of September 30, 2007 and $2,089 as of June 30, 2007	117,038	128,781
Income taxes recoverable	27,834	31,060
Prepaid expenses and other current assets	10,765	10,368
Deferred tax assets	30,671	30,248

Total current assets	336,614	350,436
Capital assets	43,909	43,614
Goodwill	548,817	528,312
Acquired intangible assets	328,735	343,324
Deferred tax assets	44,063	42,078
Other assets	9,417	9,524
Investment tax recoverable	9,400	9,557

	$1,320,955	$1,326,845

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$93,473	$100,211
Current portion of long-term debt	3,793	4,048
Deferred revenues	141,278	143,097
Income taxes payable	30,409	33,705
Deferred tax liabilities	1,840	1,601

Total current liabilities	270,793	282,662
Long-term liabilities:
Accrued liabilities	23,386	22,516
Long-term debt	336,883	366,765
Deferred revenues	2,259	3,840
Deferred tax liabilities	120,178	120,019

Total long-term liabilities	482,706	513,140
Minority interest	7,373	6,975
Shareholders’ equity:
Share capital
50,585,848 and 50,180,118 Common Shares issued and outstanding at September 30, 2007 and June 30, 2007, respectively; Authorized Common Shares: unlimited	432,075	426,188
Additional paid-in capital	36,771	35,311
Accumulated other comprehensive income	88,902	68,034
Accumulated deficit	2,335	(5,465)

Total shareholders’ equity	560,083	524,068

	$1,320,955	$1,326,845

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands of U.S. dollars, except per share data)

	Three months ended September 30,
	2007	2006
	(Unaudited)	(Unaudited)
Revenues:
License	$44,260	$28,825
Customer support	86,304	48,288
Service	33,403	24,042

Total revenues	163,967	101,155
Cost of revenues:
License	3,554	2,800
Customer support	12,598	6,987
Service	27,504	20,300
Amortization of acquired technology intangible assets	10,152	4,846

Total cost of revenues	53,808	34,933

	110,159	66,222
Operating expenses:
Research and development	23,732	14,218
Sales and marketing	38,110	24,872
General and administrative	17,010	11,219
Depreciation	2,984	2,992
Amortization of acquired intangible assets	7,415	2,382
Special charges (recoveries)	(61)	(468)

Total operating expenses	89,190	55,215

Income from operations	20,969	11,007
Other income (expense)	(1,827)	373
Interest income (expense), net	(7,872)	392

Income before income taxes	11,270	11,772
Provision for income taxes	3,343	4,334

Net income before minority interest	7,927	7,438
Minority interest	127	137

Net income for the period	$7,800	$7,301

Net income per share – basic	$0.16	$0.15

Net income per share – diluted	$0.15	$0.15

Weighted average number of Common Shares outstanding – basic	50,285	48,975
Weighted average number of Common Shares outstanding – diluted	51,618	50,219

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. Dollars)

	Three months ended September 30,
	2007	2006
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income for the period	$7,800	$7,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,551	10,220
In-process research and development	500	—
Share-based compensation expense	1,063	1,267
Employee long-term incentive plan	185	—
Excess tax benefits on share-based compensation expense	(397)	(205)
Undistributed earnings related to minority interest	127	137
Amortization of debt issuance costs	290	—
Unrealized loss (gain) on financial instruments	1,407	—
Deferred taxes	(705)	1,714
Changes in operating assets and liabilities:
Accounts receivable	10,502	(1,694)
Prepaid expenses and other current assets	(188)	617
Income taxes	174	(954)
Accounts payable and accrued liabilities	(5,496)	(5,523)
Deferred revenues	(3,773)	(2,962)
Other assets	174	(281)

Net cash provided by operating activities	32,214	9,637

Cash flows from investing activities:
Acquisitions of capital assets	(1,216)	(2,785)
Purchase of IXOS, net of cash acquired	(176)	(333)
Purchase of assets constituting a business	(2,209)	—
Investments in marketable securities	—	(829)
Acquisition related costs	(8,029)	(2,448)

Net cash used in investing activities	(11,630)	(6,395)

Cash flows from financing activities:
Excess tax benefits on share-based compensation expense	397	205
Proceeds from issuance of Common Shares	5,719	478
Repayment of long-term debt	(30,933)	(99)
Debt issuance costs	(349)	(21)

Net cash provided by (used in) financing activities	(25,166)	563

Foreign exchange gain on cash held in foreign currencies	4,909	65

Increase in cash and cash equivalents during the period	327	3,870
Cash and cash equivalents at beginning of period	149,979	107,354

Cash and cash equivalents at end of period	$150,306	$111,224